Exhibit 99.1

ALLOS THERAPEUTICS REPORTS
FIRST QUARTER 2006 FINANCIAL RESULTS

Westminster, Colo., May 9, 2006 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today reported financial results for the first quarter of 2006. For the three months ended March 31, 2006, the Company reported a net loss of $7.1 million, or ($0.13) per share. This compares to a net loss of $5.1 million, or ($0.16) per share, for the first quarter of 2005. Cash, cash equivalents, and investments in marketable securities as of March 31, 2006 were $50.3 million.

Paul L. Berns, President and Chief Executive Officer, stated: “During the quarter we continued to meet patient recruitment goals for our pivotal Phase 3 ENRICH trial, which positions us to reach target enrollment for the study by year end.  We also continued to build upon our clinical experience with PDX in patients with non-Hodgkin’s lymphoma and Hodgkin’s disease and anticipate initiating a Phase 2 multi-center study of PDX in patients with peripheral T-cell lymphoma in the third quarter of this year.  The progress made during the quarter in advancing our product development programs reflects the outstanding efforts of our employees and clinical collaborators and their commitment to patients.”

Product Portfolio Update:

EFAPROXYN™ (efaproxiral):

•                  Enrollment in ENRICH, the Company’s Phase 3 study of EFAPROXYN™ (efaproxiral) in patients with brain metastases originating from breast cancer, continues to progress in line with Company expectations. In April, the Company announced that an independent data monitoring committee (DMC) completed a planned interim analysis of the study’s primary endpoint (survival), found no major patient safety concerns and recommended that the trial continue per the protocol. The DMC will conduct a second planned interim analysis of safety and efficacy data following the occurrence of 188 patient deaths, which is currently expected to occur in the second half of 2006. The Company will conduct the final analysis of safety and efficacy data following the occurrence of 282 patient deaths, which is currently expected to occur in the first half of 2007.  If the trial results are positive at either the second interim or final analysis the Company will submit an amendment to its previously filed new drug application to seek marketing approval for EFAPROXYN for use as an adjunct to radiation therapy for the treatment of brain metastases originating from breast cancer.

•                  The Company is currently enrolling patients in two other clinical trials with EFAPROXYN: a Phase 1 study of patients with locally advanced non-small cell lung cancer receiving concurrent chemoradiotherapy in combination with EFAPROXYN and a Phase 1b/2 clinical trial of EFAPROXYN in patients with locally advanced cancer of the cervix receiving concurrent chemoradiotherapy.

•                  Brian D. Kavanagh, M.D., Vice-Chair, Associate Professor, Department of Radiation Oncology, University of Colorado Health Sciences Center is scheduled to present a poster presentation titled “The influence of efaproxiral on breast cancer xenograft hypoxia and HIF-1-alpha expression” at the American Society of Clinical Oncology Annual Meeting on June 5, 2006.

PDX (pralatrexate):

•                  The Phase 2 portion of the Company’s Phase 1/2 single-agent study of PDX in patients with relapsed or refractory non-Hodgkin’s lymphoma and Hodgkin’s disease is currently on-going at Memorial Sloan-Kettering Cancer Center.  Based on interim results from the Phase 1 portion of this study, the Company plans to initiate a Phase 2, open-label, multi-center study of PDX in patients with relapsed or refractory peripheral T-cell lymphoma in the third quarter of this year.

•                  A Phase 1 dose escalation study of PDX in patients with relapsed or refractory non-small cell lung cancer is currently on-going at Memorial Sloan-Kettering Cancer Center.

RH1:

•                  A Phase 1 dose escalation study in patients with advanced solid tumors is currently on-going at two cancer centers in the U.K.

Corporate events:

•                  In March 2006, the Company announced the appointment of Paul L. Berns as the Company’s President, Chief Executive Officer and a member of the Board of Directors.  With Mr. Berns’ appointment, David C. Clark, the Company’s Corporate Controller and Treasurer, was appointed to serve as the Company’s Principal Financial Officer.

Conference Call

The Company will host a conference call to review its first quarter results on Tuesday, May 9, 2006, at 11:00 AM ET. The dial in number for U.S. residents to participate is 877-407-8031. International callers should dial 201-689-8031. Participants should reference the Allos Therapeutics conference call.

Conference Call Replay

An audio replay of the conference call will be available from 2:00 PM ET on Tuesday, May 9, 2006, until 11:59 PM ET on Friday, May 19, 2006. To access the replay, please dial 877-660-6853 (domestic) or 201-612-7415 (international); Replay pass codes (both required for playback): account # 286; conference ID # 199888.

Webcast

The Company will also hold a live web cast of the conference call.  The webcast will be available from the homepage and the investors/media section of the Company’s web site at www.allos.com and will be archived for 30 days.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (NASDAQ: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer.  The Company’s lead product candidate, EFAPROXYN™ (efaproxiral), is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy.  EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer.   The Company’s other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation in patients with non-small cell lung cancer and non-Hodgkin’s lymphoma;  and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors.  For more information, please visit the Company’s web site at: www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the Company’s projected timelines relating to the ENRICH trial, the potential safety and efficacy of EFAPROXYN for the treatment of patients with brain metastases originating from breast cancer, the Company’s projected timeline for initiating the Phase 2 trial of PDX in patients with relapsed or refractory peripheral T-cell lympoma and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that the Company may experience difficulties or delays in the initiation, progress or completion of its clinical trials, including the ENRICH trial, whether caused by competition, adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; and that the Company’s clinical trials, including the ENRICH trial, may not demonstrate the safety and efficacy of the Company’s product candidates in their target indications.  Even if the ENRICH trial demonstrates the safety and efficacy of EFAPROXYN, regulatory authorities may not approve EFAPROXYN for the treatment of brain metastases originating from breast cancer, the Company may not be able to successfully market EFAPROXYN, or the Company may face post-approval problems that require the withdrawal of EFAPROXYN from the market.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

# # #

Contact:

Jennifer Neiman

Manager, Corporate Communications

720-540-5227

jneiman@allos.com

(Tables follow)

ALLOS THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands ~ except share and per share information)

(unaudited)

	Three Months Ended March 31,
	2005	2006

Operating expenses:
Research and development	$2,348	$3,440
Clinical manufacturing	360	561
Marketing, general and administrative	2,193	2,926
Restructuring and separation costs	380	646

Total operating expenses	5,281	7,573

Loss from operations	(5,281)	(7,573)
Interest and other income, net	209	504

Net loss	$(5,072)	$(7,069)

Net loss per share: basic and diluted	$(0.16)	$(0.13)
Weighted average shares outstanding: Basic and diluted	31,175,783	55,079,180

ALLOS THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2005	March 31, 2006

ASSETS
Cash, cash equivalents and investments in marketable securities	$55,282	$50,262
Other assets	1,111	1,164
Property and equipment, net	688	679
Total assets	$57,081	$52,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$3,790	$5,400
Stockholders’ equity	53,291	46,705
Total liabilities and stockholders’ equity	$57,081	$52,105